Exhibit 10.1

SECOND AMENDED AND RESTATED ADVISORY AGREEMENT

AMONG

MVP REIT II, INC.,

MVP REIT II OPERATING PARTNERSHIP, LP,

AND

MVP REALTY ADVISORS, LLC

TABLE OF CONTENTS
1.	DEFINITIONS
2.	APPOINTMENT
3.	DUTIES OF THE ADVISOR
4.	AUTHORITY OF ADVISOR
5.	BANK ACCOUNTS
6.	RECORDS; ACCESS
7.	LIMITATIONS ON ACTIVITIES
8.	RELATIONSHIP WITH DIRECTORS
9.	FEES
10.	EXPENSES
11.	OTHER SERVICES
12.	REIMBURSEMENT TO THE ADVISOR
13.	RELATIONSHIP OF THE PARTIES
14.	OTHER ACTIVITIES OF THE ADVISOR
15.	TERM OF AGREEMENT
16.	TERMINATION BY THE PARTIES
17.	ASSIGNMENT TO AN AFFILIATE
18.	PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION
19.	INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP
20.	INDEMNIFICATION BY ADVISOR
21.	EXCLUSION OF CERTAIN TRANSACTIONS
22.	NON-SOLICITATION
23.	THE MVP NAME
24.	NOTICES
25.	MODIFICATION
26.	SEVERABILITY
27.	CONSTRUCTION
28.	ENTIRE AGREEMENT
29.	INDULGENCES, NOT WAIVERS
30.	GENDER
31.	TITLES NOT TO AFFECT INTERPRETATION
32.	EFFECTIVENESS OF AGREEMENT.
33.	EXECUTION IN COUNTERPARTS

SECOND AMENDED AND RESTATED ADVISORY AGREEMENT
THIS SECOND AMENDED AND RESTATED ADVISORY AGREEMENT, dated as of May 26, 2017 (this "Agreement"), is entered into by and among MVP REIT II, Inc., a Maryland corporation (the "Company"), MVP REIT II Operating Partnership, LP, a Delaware limited partnership (the "Operating Partnership"), and MVP Realty Advisors, LLC, a Delaware limited liability company (the "Advisor," and together with the Company and the Operating Partnership, the "Parties").  This Agreement amends and restates in its entirety the Amended and Restated Advisory Agreement dated October 5, 2015 entered into by and among the parties hereto (the "Original Agreement").  Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below.
WITNESSETH
WHEREAS, the Company intends to qualify as a REIT, and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code;
WHEREAS, the Company is the general partner of the Operating Partnership and intends to conduct all of its business and make all investments through the Operating Partnership;
WHEREAS, the Company and the Advisor (which is a party thereto only for purposes of Section 4.21, Section 4.22(b), Section 5.21, Section 5.23(b) and Section 6.4 therein) are parties to that certain Agreement and Plan of Merger dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), by and among the Company, the Advisor (only for the purposes of the sections referenced above), MVP Merger Sub, LLC, a Delaware limited liability company ("Merger Sub"), and MVP REIT, Inc., a Maryland corporation ("REIT I");
WHEREAS, pursuant to the Merger Agreement and subject to the terms and conditions therein, upon the time that the Merger (defined below) becomes effective (the "Merger Effective Time"), REIT I will be merged with and into Merger Sub, with Merger Sub being the surviving entity and a wholly owned subsidiary of the Company (the "Merger");
WHEREAS, pursuant to the terms of the Merger Agreement, the Parties desire to amend and restate the Original Agreement pursuant to the terms hereof;
WHEREAS, this Agreement will become effective in accordance with Section 32 hereof;
WHEREAS, the Company and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision, of the Board, all as provided herein; and
WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:
1. DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:
"Acquisition Expenses" means any and all expenses incurred by the Company, the Operating Partnership, the Advisor or any Affiliate in connection with the selection, evaluation acquisition and development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and miscellaneous expenses related to the selection and acquisition of Assets, whether or not acquired.
"Acquisition Fee" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with the purchase, development or construction of a Property or the origination of or investment in Assets, including, without limitation, real estate commissions, selection fees, Development Fees and Construction Fees (except as provided in the following sentence), nonrecurring management fees, consulting fees, loan fees, points or any other fees of a similar nature.  Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Advisor in connection with the actual development and construction of a project.
"Advisor" means MVP Realty Advisors, LLC, a Delaware limited liability company, any successor advisor to the Company or any Person to which MVP Realty Advisors, LLC or any successor advisor subcontracts substantially all of its functions.
"Affiliate" or "Affiliated" means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent or more of the outstanding voting securities of such other Person; (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.  For the purposes of this Agreement, the Advisor shall not be deemed to be an Affiliate of the Company, and vice versa.
"AFFO" means net income attributable to the holders of Common Stock calculated in accordance with GAAP plus real estate depreciation expense, minus (i) straight line rent, (ii)  recurring capital expenditures on all real estate assets owned and (iii) gains from the sale of real estate by the Company or any subsidiary, including the Operating Partnership; and making such other adjustments, including, without limitation, adjustments for acquisition costs and other non-recurring items, as approved in good faith by the Board of Directors, including a majority of the Independent Directors after discussion with the Advisor.

"Agreement" has the meaning set forth in the preamble of this Agreement.
"Appraised Value" means a valuation according to an appraisal made by an Independent Appraiser.
"Asset" or "Assets" means any Property, mortgage, or other investment owned by the Company, directly or indirectly through one or more of its Affiliates, and any other investment made by the Company, directly or indirectly through one or more of its Affiliates.
"Asset Management Fee" means the fee payable to the Advisor pursuant to Section 9(d).
"Asset Management Fee Cap" has the meaning set forth in Section 9(d).
"Average Invested Assets" means, for a specified period, the average of the aggregate book value of the Assets in which the Company invests, whether directly or indirectly, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.
"Board" or "Board of Directors" means the Board of Directors of the Company.
"Bylaws" means the Bylaws of the Company, as amended from time to time.
"Cause" means, with respect to the termination of this Agreement, fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by the Advisor or a material breach of this Agreement by the Advisor.
"Change of Control" means any (i) event (including, without limitation, issue, transfer or other disposition of Shares, merger, share exchange or consolidation) after which any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing greater than 50% of the combined voting power of the Company's then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of shares of Common Stock or (ii) direct or indirect sale, transfer, conveyance or other disposition (other than pursuant to clause (i)), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company, taken as a whole, to any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act).
"Charter" means the Articles of Incorporation of the Company, as amended from time to time.
"Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.
"Common Stock" means the common stock, $0.0001 par value per share, of the Company.
"Company" has the meaning set forth in the preamble of this Agreement.

"Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide repairs or rehabilitations and/or upgrades on a Property.
"Development Fee" means a fee for the packaging of a Property, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.
"Director" means a director of the Company.
"Distributions" means any distributions (as such term is defined in Section 2-301 of the Maryland General Corporation Law) by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.
"Effective Date" means the commencement date of the Initial Public Offering.
"Excess Amount" has the meaning set forth in Section 12.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Expense Year" has the meaning set forth in Section 12.
"FINRA" means the Financial Industry Regulatory Authority.
"GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time.
"Good Reason" means, with respect to the termination of this Agreement, (i) any failure to obtain a satisfactory agreement from any successor to the Company or the Operating Partnership to assume and agree to perform the Company's or the Operating Partnership's obligations under this Agreement; or (ii) any material breach of this Agreement of any nature whatsoever by the Company or the Operating Partnership.
"Gross Proceeds" means the aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses.  For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Selling Agent (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.
"Indemnitee" has the meaning set forth in Section 19.

"Independent Appraiser" means a Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property and/or other Assets of the type held by the Company.  Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of being engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property.
"Independent Director" means a Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the Company or any other Affiliate with securities registered under the Exchange Act, (ii) employment by the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, (iv) performance of services, other than as a Director for the Company, (v) service as a director or trustee of more than three REITs organized by the Sponsor or advised by the Advisor or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates.  A business or professional relationship is considered "material" per se if the aggregate gross income derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds five percent of either the Director's annual gross income during either of the last two years or the Director's net worth on a fair market value basis.  An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director's spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Company.
"Initial Public Offering" means the first Offering pursuant to an effective registration statement filed under the Securities Act.
"Invested Capital" means the amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price at the time of such purchase, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company's plan for the repurchase of Shares.
"Joint Ventures" means those joint venture or partnership arrangements in which the Company or any of its subsidiaries is a co-venturer or general partner established to acquire or hold Assets.
"Listing" means the listing of the shares of Common Stock on a national securities exchange.
"Loan" means any indebtedness or obligations in respect of borrowed money or evidenced by bonds, notes, debentures, deeds of trust, letters of credit or similar instruments, including mortgages and mezzanine loans.

"Market Value" means the market value of the outstanding Shares upon Listing, measured by taking the average closing price for a single Share over a period of 30 consecutive trading days, with such period beginning 180 days after Listing, multiplying that number by the number of Shares outstanding on the date of measurement.
"Merger" has the meaning set forth in the preamble of this Agreement.
"Merger Agreement" has the meaning set forth in the preamble of this Agreement.
"Merger Effective Time" has the meaning set forth in the preamble of this Agreement.
"Merger Sub" has the meaning set forth in the preamble of this Agreement.
"Minimum Offering Amount" means that the Company receives and accepts a minimum offering amount of $2,000,000 (including Shares purchased by the Company's sponsor, its affiliates and the Company's officers and directors) in Gross Proceeds pursuant to the Initial Public Offering.
"NASAA REIT Guidelines" means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association as in effect on the commencement date of the Initial Public Offering, as may be modified from time to time.
"NAV Valuation Date" means the first date on which the Company determines its net asset value, not later than 150 days following the second anniversary of the date that the Company satisfies the minimum offering requirement.
"Net Income" means for any period, the Company's total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets.
"Net Sales Proceeds" means in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including all real estate commissions, closing costs and legal fees and expenses.  In the case of a transaction described in clause (i)(B) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction.  In the case of a transaction described in clause (i)(C) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company or the Operating Partnership from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Company (other than those paid by the Joint Venture).  In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a mortgage or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Company, including all commissions, closing costs and legal fees and expenses.  In the case of a transaction described in clause (i)(E) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction.  In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, legal fees and expenses and other selling expenses incurred by or allocated to the Company or the Operating Partnership in connection with such transaction or series of transactions.  Net Sales Proceeds shall also include any amounts that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale.  Net Sales Proceeds shall not include any reserves established by the Company in its sole discretion.
"Offering" means any offering and sale of Shares.
"Operating Partnership" means MVP REIT II Operating Partnership, LP, a Delaware limited partnership, through which the Company may own Assets.
"Operating Partnership Agreement" means the Limited Partnership Agreement of the Operating Partnership.
"Organization and Offering Expenses" means any and all costs and expenses incurred by the Advisor or its Affiliates on behalf of the Company in connection with the formation of the Company and the qualification and registration of an Offering, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving and amending registration statements and private placement memoranda or supplementing prospectuses and private placement memoranda, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories and experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including taxes and fees and accountants' and attorneys' fees.
"Original Agreement" has the meaning set forth in the preamble of this Agreement.
"Parties" has the meaning set forth in the preamble of this Agreement.
"Per Share Amount" has the meaning set forth in Section 9(d).
"Person" means an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

"Property" or "Properties" means, as the context requires, any, or all, respectively, of the Real Property acquired by the Company, directly or indirectly through joint venture arrangements or other partnership or investment interests.
"Property Manager" means an Affiliated entity that has been retained to perform and carry out property-management services at one or more of the Properties.
"Prospectus" means the same as that term is defined in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 255 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.
"Real Property" means land, rights in land (including leasehold interests) and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.
"REIT" means a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined pursuant to Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.
"REIT I" has the meaning set forth in the preamble of this Agreement.
"Sale" or "Sales" means (i) any transaction or series of transactions whereby: (A) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Asset or portion thereof (including with respect to any mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the Company in one or more Assets within 180 days thereafter.
"SEC" means the U.S. Securities and Exchange Commission.
"Securities Act" means the Securities Act of 1933, as amended.
"Selling Agents" means those broker-dealers that are members of the Financial Industry Regulatory Authority, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into selling agreements with the Company to sell Shares.
"Selling Commissions" means any and all commissions payable to underwriters, Selling Agents or other broker-dealers in connection with the sale of Shares.
"Shares" shares of stock of the Company of any class or series, including without limitation, shares of Common Stock which have the right to vote in the election of Directors of the Company, as well as convertible shares and shares of preferred stock of the Company.
"Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company, who will control, manage or participate in the management of the Company, and any Affiliate of any such Person.  "Sponsor" does not include any Person whose only relationship with the Company is that of an independent property manager and whose only compensation is as such, or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.  A person may also be deemed a Sponsor of the Company by:
(a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;
(b) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;
(c) having a substantial number of relationships and contacts with the Company;
(d) possessing significant rights to control Company properties;
(e) receiving fees for providing services to the Company which are paid on a basis that is not customary in the Company's industry; or
(f) providing goods or services to the Company on a basis which was not negotiated at arm's length with the Company.
"Stockholder" means a holder of record of Shares as maintained in the books and records of the Company or its transfer agent.

"Stockholders' 6% Return" means an amount equal to an aggregated 6% cumulative, non-compounded, annual return on Invested Capital.
"Subordinated Compensation" has the meaning set forth in Section 9(d).
"Termination Date" means the date of termination of this Agreement.
"Total Operating Expenses" means all costs and expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to the operation of the Company or to corporate business, including advisory fees, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the NASAA REIT Guidelines, (vi) Acquisition Fees and Acquisition Expenses, (vii) real estate commissions on the Sale of Property, and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
"2%/25% Guidelines" has the meaning set forth in Section 12.
2. APPOINTMENT. The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.
3. DUTIES OF THE ADVISOR. The Advisor undertakes to use its best efforts to present to the Company and the Operating Partnership potential investment opportunities to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted by the Board, and as amended from time to time with the approval of the Stockholders.  In performance of this undertaking, subject to the supervision of the Directors and consistent with the provisions of the Charter, the Bylaws and the Operating Partnership Agreement, the Advisor shall, either directly or by engaging an Affiliate:
(a) assist in the development of any Offering approved by the Board, including the determination of the specific terms of the securities to be offered by the Company, preparation of all offering and related documents and obtaining all required regulatory approvals of such documents, coordination of the due diligence process relating to selling agents and their review of any prospectus and other offering and Company documents, approval of the Selling Agents and negotiation of the related selling agreements, creation and implementation of various technology and electronic communications related to any Offering, along with the Selling Agent(s), the negotiation and coordination with the Company's transfer agent of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions and all other services related to any Offering, other than services that (i) the Company elects to perform directly or (ii) would require the Advisor to register as a broker-dealer with the SEC, FINRA or any state;

(b) serve as the Company's and the Operating Partnership's investment and financial advisor, obtain certain market research and economic and statistical data in connection with the Company's investments and investment objectives and policies, monitor and evaluate the performance of the Company's investments and provide financial and operational planning services and investment portfolio management functions;
(c) provide the daily management for the Company and the Operating Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Company and the Operating Partnership;
(d) investigate, select and, on behalf of the Company and the Operating Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors and any and all agents for any of the foregoing, including Affiliates of the Advisor and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including, but not limited to, entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing;
(e) consult with the officers of the Company and the Directors and assist the Board in the formulation and implementation of the Company's financial policies and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company or the Operating Partnership;
(f) subject to the provisions of Section 4 of this Agreement, (i) participate in formulating an investment strategy and asset allocation framework; (ii) locate, analyze and select potential investments; (iii) structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of investments will be made; (iv) research, identify, review and recommend acquisitions and dispositions of investments to the Board and make investments on behalf of the Company and the Operating Partnership in compliance with the investment objectives and policies of the Company; (v) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, the Company's investments; (vi) enter into leases and service contracts for Properties and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Properties; (vii) actively oversee and manage Assets for purposes of meeting the Company's investment objectives; (viii) select Joint Venture partners, structure corresponding agreements and oversee and monitor these relationships; (ix) oversee the performance of the Property Manager or third-party property managers who perform services for the Company or the Operating Partnership; (x) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement; (xi) manage accounting and other record-keeping functions for the Company and the Operating Partnership; and (xii) recommend various liquidity events to the Board when appropriate;
(g) provide the Board with periodic reports regarding prospective investments upon request of the Board, coordinate with the Company's independent accountants and auditors to prepare and deliver to the Company's audit committee an annual report covering the Advisor's compliance with certain aspects of this Agreement and oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;
(h) make investments in, and dispositions of, Assets within the discretionary limits and authority as granted by the Board;
(i) negotiate on behalf of the Company and the Operating Partnership with banks or lenders for Loans to be made to the Company and the Operating Partnership, monitor and oversee the service of the Company's debt facilities and other financings, and negotiate on behalf of the Company and the Operating Partnership with investment banking firms and broker-dealers or negotiate private sales of Shares or obtain Loans for the Company and the Operating Partnership, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company or the Operating Partnership;
(j) obtain reports (which may, but are not required to, be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of Assets or contemplated investments of the Company and the Operating Partnership;
(k) from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its affiliates;
(l) provide the Company and the Operating Partnership with all necessary cash management services and manage and coordinate with the transfer agent the process of making distributions and payments to stockholders;
(m) consult with the Company's officers and the Directors and assist in evaluating and obtaining adequate insurance coverage based upon risk management determinations and provide the Company's officers and the Directors with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters and policies and procedures relating to the corporate governance structure of the Company;
(n) do all things necessary to assure its ability to render the services described in this Agreement;
(o) deliver to, or maintain on behalf of, the Company copies of all appraisals obtained in connection with the investments in any Properties as may be required to be obtained by the Board, maintain accounting data and any other information concerning the activities of the Company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements, maintain all appropriate books and records of the Company and oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law;
(p) notify the Board of all proposed material transactions before they are completed; and
(q) effect any private placement, tenancy-in-common or other interests in Assets as may be approved by the Board.
Notwithstanding the foregoing, the Advisor may delegate any of the foregoing duties to any Person so long as the Advisor or any Affiliate of the Advisor remains responsible for the performance of the duties set forth in this Section 3.
4. AUTHORITY OF ADVISOR.
(a) Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board hereby delegates to the Advisor the authority to perform the services described in Section 3.
(b) Notwithstanding the foregoing, any investment in Properties, including any financing of such investment, will require the prior approval of the Board, except that the Board may delegate to the Advisor the authority to invest in Properties, pursuant to investment guidelines approved by the Board, without the prior approval of the Board.  The Advisor will deliver to the Board all documents and other information required by the Board or any committee of the Board, as the case may be, to evaluate a proposed investment in any Property that requires the prior approval of the Board (and any financing related to such proposed investment).
(c) If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents and other information required by them to properly evaluate the proposed transaction.
(d) The prior approval of a majority of the Independent Directors not otherwise interested in the transaction and a majority of the Directors not otherwise interested in the transaction will be required for each transaction to which the Advisor or any of its Affiliates is a party.
(e) The Board may, at any time upon the giving of written notice to the Advisor, modify or revoke the authority set forth in this Section 4; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification.

5. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in the name of the Company or the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.
6. RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by the officers, counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours.  The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.
7. LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the ability of the Company to qualify or continue to qualify as a REIT unless the Board has determined that the Company will not seek or maintain REIT qualification, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or the Shares, or otherwise not be permitted by the Charter or the Bylaws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor's judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board.  In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given.  Notwithstanding the foregoing, the Advisor, its directors, officers, employees and members, and partners, directors, officers, members and stockholders of the Advisor's Affiliates shall not be liable to the Company, the Directors or the Stockholders for any act or omission by the Advisor, its directors, officers, employees, or members, and partners, directors, officers, members or stockholders of the Advisor's Affiliates taken or omitted to be taken in the performance of their duties under this Agreement except as provided in Section 19 of this Agreement.
8. RELATIONSHIP WITH DIRECTORS. Subject to Section 7 of this Agreement and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parents of an Affiliate of the Advisor, may serve as a Director and as officers of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer of the Company other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Directors, and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirement set forth in the Charter.

9. FEES.
(a) [RESERVED].
(b) Limitation on Total Acquisition Expenses. Pursuant to the NASAA REIT Guidelines, the total of all Acquisition Expenses shall not exceed 6.0% of the "contract purchase price," as defined in the Charter, of all Assets acquired unless a majority of the Board (including a majority of the Independent Directors) not otherwise interested in the transaction approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company.
(c) [RESERVED].
(d) Asset Management Fee. From and after the date of this Agreement, the Advisor shall receive the Asset Management Fee as compensation for services rendered pursuant to Section 3 of this Agreement in connection with the management of the Company's Assets.  The Asset Management Fee shall be calculated and paid monthly and consists of a monthly fee of one-twelfth of 1.1% of (i) the cost of each Asset then held by the Company, without deduction for depreciation, bad debts or other non-cash reserves, or (ii) the Company's proportionate share thereof in the case of an investment made through a joint venture or other co-ownership arrangement excluding (only for clause (ii)) debt financing on the investment.  For any month in which an Asset is disposed of, the Company shall prorate the portion of the Asset Management Fee related to that specific Asset by using a numerator equal to the number of days owned during the month of disposal, divided by a denominator equal to the total number of days in such month and add the resulting amount to the fee due for such month.  Following the determination of the Company's net asset value (to occur on a date not later than 150 days following the second anniversary of the date that the Company raises the Minimum Offering Amount), the Asset Management Fee will be calculated based on the lower of (i) the aggregate of the value of the Company's Assets and (ii) the historical cost of the Company's Assets, both without deduction for depreciation, bad debts or other non-cash reserves.  The Asset Management Fee shall be payable in arrears for each month on the first of each succeeding month; provided, however, that the Asset Management Fee shall not exceed $2,000,000 per annum (the "Asset Management Fee Cap") until the earlier of such time, if ever, that (i) the Company holds Assets with an Appraised Value equal to or in excess of $500,000,000 or (ii) the Company reports AFFO equal to or greater than $.3125 per share of Common Stock (an amount intended to reflect a 5% or greater annualized return on $25.00 per share of Common Stock) (the "Per Share Amount") for two consecutive quarters, on a fully diluted basis.  If the Company should split, combine or otherwise reclassify the Common Stock, make a dividend or other distribution in shares of Common Stock (including any dividend or other distribution of securities convertible into Common Stock), or engage in a reclassification, reorganization, recapitalization or exchange or other like change, then the Per Share Amount shall be ratably adjusted to reflect fully the effect of any such change, and thereafter all references to the Per Share Amount shall be deemed to be the Per Share Amount as so adjusted.  All amounts of the Asset Management Fee in excess of the Asset Management Fee Cap (the "Subordinated Compensation") shall be subordinated, and such Subordinated Compensation shall bear interest at an interest rate of 3.5% per annum, which interest shall be cumulative but not compounding, and, if the conditions of the second preceding sentence are met, be paid (together with any interest thereon) in accordance with Section (9)(e) of this Agreement.
(e) The Subordinated Compensation, together with any interest thereon, shall be due and payable by the Company no later than ninety (90) days after the earlier of the date that (i) the Company holds Assets with an Appraised Value equal to or in excess of $500,000,000 or (ii) the Company reports AFFO per share of Common Stock equal to or greater than the Per Share Amount for two consecutive quarters, on a fully diluted basis.
10. EXPENSES.
(a) In addition to the fees paid to the Advisor pursuant to Section 9 of this Agreement and subject to the limitations set forth in the Charter, the Company or the Operating Partnership shall pay directly or reimburse the Advisor for certain expenses paid or incurred by the Advisor in connection with the services it provides to the Company and the Operating Partnership pursuant to this Agreement, including, but not limited to:
(i) Acquisition Expenses incurred in connection with the selection and acquisition of investments subject to the aggregate 6.0% cap on Acquisition Expenses set forth in Section 9(b);
(ii) the actual cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor;
(iii) interest and other costs for borrowed money, including discounts, points and other similar fees;
(iv) taxes and assessments on income of the Company or Assets;
(v) costs associated with insurance required in connection with the business of the Company or by the Board;
(vi) expenses of managing and operating Assets, whether payable to an Affiliate of the Company or a non-Affiliated Person;
(vii) expenses in connection with payments to the Directors for attending meetings of the Board and the Stockholders;
(viii) expenses associated with a Listing, if applicable;
(ix) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;
(x) expenses of organizing, revising, amending, converting, modifying or terminating the Company or the Charter;

(xi) expenses of maintaining communications with Stockholders, including the cost of preparation, printing and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;
(xii) administrative service expenses (including (A) personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives property management fees or real estate sales commissions, and (B) the Company's allocable share of other overhead of the Advisor such as rent and utilities);
(xiii) audit, accounting and legal fees and other fees for professional services relating to the operations of the Company and all such fees incurred at the request, or on behalf of, the Board or any committee of the Board;
(xiv) out-of-pocket costs for the Company to comply with all applicable laws, regulations and ordinances, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; and
(xv) all other out-of-pocket costs incurred by the Advisor in performing its duties hereunder.
(b) The Advisor will be responsible for payment of any and all Organization and Offering Expenses incurred by the Advisor or its Affiliates on behalf of the Company in connection with the Initial Public Offering, and will not seek or be entitled to reimbursement from the Company for any such expenses.
(c) Expenses incurred by the Advisor on behalf of the Company and the Operating Partnership and payable pursuant to this Section 10 shall be reimbursed no less than monthly to the Advisor.  The Company and the Operating Partnership shall also reimburse the Advisor for expenses, to the extent the Advisor is entitled to reimbursement, that are incurred on behalf of the Company or the Operating Partnership prior to the execution of this Agreement.  The Advisor shall prepare a statement documenting the expenses of the Company and the Operating Partnership and the calculation of the Asset Management Fee during each quarter, and shall deliver such statement to the Company and the Operating Partnership within 45 days after the end of each quarter.
11. OTHER SERVICES. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors, subject to the limitations contained in the Charter, and shall not be deemed to be services pursuant to the terms of this Agreement.
12. REIMBURSEMENT TO THE ADVISOR. The Company may reimburse the Advisor, at the end of each fiscal quarter, for Total Operating Expenses incurred by the Advisor; provided, however, that the Company shall not reimburse the Advisor at the end of any fiscal quarter commencing on the fourth fiscal quarter after the quarter in which the Company makes its first investment in an Asset, for Total Operating Expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such 12-month period.  The Company shall not reimburse the Advisor during any fiscal quarter for Total Operating Expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year"), exceed the 2%/25% Guidelines for such year (the "Excess Amount"), unless the Independent Directors determine that such excess was justified, based on unusual and non-recurring factors which they deem sufficient, in which case the Excess Amount may be reimbursed.  Any Excess Amount paid to the Advisor during a fiscal quarter without the Independent Directors determining that such expenses were justified shall be repaid to the Company.  Within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines and the Independent Directors determined that such expenses were justified, there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified.  All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.
13. RELATIONSHIP OF THE PARTIES. The Company and the Operating Partnership, on the one hand, and the Advisor on the other, are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.
14. OTHER ACTIVITIES OF THE ADVISOR. Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, member, partner, employee or stockholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services.  The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service.  Specifically, it is contemplated that the Company may enter into joint ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such joint ventures or arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service.
The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor's obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association.  The Advisor or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance.  If the Advisor or its Affiliates have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Board (including the Independent Directors) to use its best efforts to ensure that the method by which investments are to be allocated to the competing investment entities is reasonable, described in the Prospectus, and applied fairly to the Company.

15. TERM OF AGREEMENT. This Agreement shall have an initial term of one year from the Effective Date and may be renewed for an unlimited number of successive one-year terms upon mutual consent of the Parties.  The Company will evaluate the performance of the Advisor annually before renewing this Agreement, and each such renewal shall be for a term of no more than one year.  Any such renewal must be approved by the Independent Directors.
16. TERMINATION BY THE PARTIES. This Agreement may be terminated (i) immediately by the Company or the Operating Partnership for Cause or upon the bankruptcy of the Advisor, (ii) upon 60 days' written notice without Cause and without penalty by a majority of the Independent Directors of the Company or (iii) upon 60 days' written notice with Good Reason by the Advisor.  The provisions of Sections 17 through 31 survive termination of this Agreement.
17. ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Advisor to an Affiliate of the Advisor with the approval of the Board (including a majority of the Independent Directors).  The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Board.  This Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a corporation, limited partnership or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Operating Partnership is bound by this Agreement.
18. PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.
(a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder, except that the Advisor shall be entitled to receive from the Company or the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement, subject to the 2%/25% Guidelines to the extent applicable.
(b) The Advisor shall promptly upon termination:
(i) pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;
(ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;
(iii) deliver to the Board all assets, including all investments, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and

(iv) cooperate with the Company and the Operating Partnership to provide an orderly management transition.
19. INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP. The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective directors (the "Indemnitees," and each an "Indemnitee"), from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland, the Charter or the provisions of Section II.G of the NASAA REIT Guidelines.  In addition, the Company and the Operating Partnership shall indemnify and hold harmless the officers of the Company and the Advisor and its Affiliates from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland or the Charter.  Notwithstanding the foregoing, the Company and the Operating Partnership shall not provide for indemnification of an Indemnitee for any loss or liability suffered by such Indemnitee, nor shall they provide that an Indemnitee be held harmless for any loss or liability suffered by the Company and the Operating Partnership, unless all of the following conditions are met:
(a) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the Company and the Operating Partnership;
(b) the Indemnitee was acting on behalf of, or performing services for, the Company or the Operating Partnership;
(c) such liability or loss was not the result of negligence or misconduct by the Indemnitee; and
(d) such indemnification or agreement to hold harmless is recoverable only out of the Company's net assets and not from the Stockholders.
Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company and the Operating Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such Indemnitee unless one or more of the following conditions are met:
(a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee;
(b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or

(c) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Company or the Operating Partnership were offered or sold as to indemnification for violation of securities laws.
In addition, the advancement of the Company's or the Operating Partnership's funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:
(a) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or the Operating Partnership;
(b) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a stockholder acting in such stockholder's capacity as such and a court of competent jurisdiction specifically approves such advancement; and
(c) the Indemnitee undertakes to repay the advanced funds to the Company or the Operating Partnership, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification.
20. INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys' fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor's bad faith, fraud, misfeasance, intentional misconduct, negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.
21. EXCLUSION OF CERTAIN TRANSACTIONS. In the event the Company or the Operating Partnership shall propose to enter into any transaction in which a Director or an officer of the Company, and the Advisor, or any Affiliate of the Company, the Operating Partnership or the Advisor has a direct or indirect interest, then such transaction shall be approved by a majority of the disinterested members of the Board and also by a majority of the Independent Directors.
22. NON-SOLICITATION. During the period commencing on the Effective Date and ending one year following the Termination Date, the Company shall not, without the Advisor's prior written consent, directly or indirectly (i) solicit or encourage any person to leave the employment or other service of the Advisor or its Affiliates; or (ii) hire on behalf of the Company or any other person or entity, any person who has left the employment of the Advisor or its Affiliates within the one year period following the termination of that person's employment with the Advisor or its Affiliates.  During the period commencing on the date hereof through and ending one year following the Termination Date, the Company will not, whether for its own account or for the account of any other Person, intentionally interfere with the relationship of the Advisor or its Affiliates with, or endeavor to entice away from the Advisor or its Affiliates, any person who during the term of this Agreement is, or during the preceding one-year period, was a tenant, co-investor, co-developer, joint venturer or other customer of the Advisor or its Affiliates.
23. THE MVP NAME. The Sponsor, the Advisor and their Affiliates have a proprietary interest in the name "MVP." The Advisor hereby grants to the Company a non-transferable, non-assignable, non-exclusive royalty-free right and license to use the name "MVP" during the term of this Agreement.  Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or an Affiliate thereof to perform the services of Advisor, the Company (including the Operating Partnership) will, promptly after receipt of written request from the Advisor, cease to conduct business under or use the name "MVP" or any derivative thereof and the Company and the Operating Partnership shall change the name of the Company and the Operating Partnership to a name that does not contain the name "MVP" or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any Affiliate thereof.  At such time, the Company will also make any changes to any trademarks, servicemarks or other marks necessary to remove any references to the word "MVP." Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having "MVP" as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or the Operating Partnership.
24. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws, or accepted by the Party to whom it is given, and shall be given by being delivered by hand, by facsimile transmission, by courier or overnight carrier or by registered or certified mail to the addresses set forth herein:
To the Board and to the Company:	MVP REIT II, Inc. 8880 W Sunset Road, Suite 240
Las Vegas, NV 89148
 Attn: Michael V. Shustek
To the Operating Partnership:	MVP REIT II Operating Partnership, LP 8880 W Sunset Road, Suite 240
Las Vegas, NV 89148
 Attn: Michael V. Shustek
To the Advisor:	MVP Realty Advisors, LLC 8880 W Sunset Road, Suite 240
Las Vegas, NV 89148
 Attn: Michael V. Shustek
Any Party may at any time give notice in writing to the other Parties of a change in its address for the purposes of this Section 24.

25. MODIFICATION. This Agreement shall not be changed, modified, terminated or discharged, in whole or in part, except by an instrument in writing signed by the Parties hereto or their respective successors or assignees.
26. SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
27. CONSTRUCTION. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland.
28. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.  This Agreement may not be modified or amended other than by an agreement in writing.
29. INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a Party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the Party asserted to have granted such waiver.
30. GENDER. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
31. TITLES NOT TO AFFECT INTERPRETATION. The titles of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
32. EFFECTIVENESS OF AGREEMENT. This Agreement, as amended and restated herein, shall not become effective until the Merger Effective Time.  If the Merger Agreement is terminated prior to the Merger Effective Time, this Agreement shall automatically be deemed revoked and void ab initio, and the Parties shall have the rights and obligations set forth in the Original Agreement.
33. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the Parties reflected hereon as the signatories.
[Signatures on following page.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.
MVP REIT II, Inc.
By:/s/ Michael V. Shustek
Michael V. Shustek
Chief Executive Officer
MVP REIT II Operating Partnership, LP
By:	MVP REIT II, Inc., its General Partner
By:	/s/ Michael V. Shustek
Michael V. Shustek
Chief Executive Officer
MVP Realty Advisors, LLC
By: /s/ Michael V. Shustek
Michael V. Shustek
Authorized Signatory